Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

REGISTRATION STATEMENT

(Form Type)

AVIAT NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Primary Offering

	Equity	Common Stock, par value $0.01 per share (2)	(1)	(1)	(1)	(1)

	Equity	Preferred Stock, par value $0.01 per share	(1)	(1)	(1)	(1)

	Debt	Debt Securities (3)	(1)	(1)	(1)	(1)

	Unallocated (Universal Shelf)		457(o)			$200,000,000	0.00014760	$29,520.00

Secondary Offering

	Equity	Common Stock, par value $0.01 per share, offered by the selling stockholder	457(c)	736,750 (4)	(4)	$24,850,577.50 (5)	0.00014760	$3,667.95

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

Primary Offering

	Equity	Common Stock, par value $0.01 per share (2)	(1)	(1)	(1)	(1)

	Equity	Preferred Stock, par value $0.01 per share	(1)	(1)	(1)	(1)

	Debt	Debt Securities (3)	(1)	(1)	(1)	(1)

	Universal (Unallocated Shelf)		415(a)(6)			$200,000,000		N/A	S-3	333-255206	May 5, 2021	$21,280 (6)

	Total Offering Amounts (Primary and Secondary)					$424,850,577.50		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$33,187.95 (6)

(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $400,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

Includes associated rights to acquire Series A Participating Preferred Stock of Aviat Networks, Inc. (“Aviat”) under the Amended and Restated Tax Benefit Preservation Plan, dated as of August 27, 2020, under the terms of such plan.

(3)

If any Debt Securities are issued at an original issue discount, then the offering price of such Debt Securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $400,000,000, less the dollar amount of any registered securities previously issued.

(4)

Represents the aggregate number of shares of Common Stock that may be sold by the selling stockholder. Pursuant to Rule 416(a) under the Securities Act, the number of shares of Common Stock being registered on behalf of the selling stockholder shall be adjusted to include any additional Common Stock that may become issuable as a result of any distribution, split, combination or similar transaction. With respect to the offering of the shares of Common Stock by the selling stockholder, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the applicable sale by the holder of such securities.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of $33.73, which is the average of the high and low sale prices of our Common Stock on April 26, 2024, as reported on The Nasdaq Global Market, which date is within five business days prior to filing this registration statement.

(6)

The securities registered in the primary unallocated offering includes $200,000,000 of Common Stock, Preferred Stock and Debt Securities of Aviat registered pursuant to Registration Statement No. 333-255206 (the “2021 Registration Statement”) originally filed with the Securities and Exchange Commission on April 13, 2021 and declared effective on May 5, 2021, that have not been issued and sold by Aviat (the “Primary Unsold Securities”). Aviat previously paid a filing fee of $21,280.00 with respect to the Primary Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2021 Registration Statement). A filing fee of $33,187.95 with respect to the remaining $224,850,577.50 of securities registered hereunder is being paid herewith. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, Aviat sells any Primary Unsold Securities pursuant to the 2021 Registration Statement, Aviat will identify in a pre-effective amendment to this registration statement the updated amount of Primary Unsold Securities from the 2021 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). In accordance with Rule 415(a)(6), the offering of Primary Unsold Securities on the 2021 Registration Statement will be deemed terminated as of the effective date of this registration statement.